EXHIBIT 99.3

NCI BUILDING SYSTEMS, INC.

Special Issuance Instructions and Form for Restricted Shares
for
Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Pursuant to the
Offer to Exchange
Cash and Shares of Common Stock of NCI Building Systems, Inc.
for
Any and All Outstanding 2.125% Convertible Senior Subordinated Notes due 2024
(CUSIP No. 628852AG0)

YOUR PROMPT ACTION IS REQUIRED. THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2009 UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE “EXPIRATION DATE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees of holders of Convertible notes that is a party to that lock-up and voting agreement dated as of August 31, 2009, by and among the persons executing such agreement as “Consenting Noteholders”, the persons executing such agreement as “Consenting Lenders” and NCI Building Systems, Inc (“the lock-up agreement”):

To be completed ONLY if the holder of convertible notes has tendered its convertible notes for cash and restricted shares of common stock pursuant to the lock-up agreement, which shares will be credited directly by the exchange agent on their records. Any cash proceeds will be credited through the Depository Trust Company. Please complete this form and the Internal Revenue Service Form W-9, included with the letter of transmittal, and send both forms to the exchange agent, Computershare Trust Company, N.A., by fax or by mail to its fax number or address set forth below.

Issued to:

Name of Holder:

(Please Print)

Address:

(Street, Apt.)

(City, State, Zip)

Phone Number:

(Area Code and Telephone Number)

VOI Ref.#:

(Please Print)

DTC Participant #:

(Please Print)

Participant Contact Name and Number:

(Please Print) (Area Code and Telephone Number)

TIN/SSN #:

(Taxpayer Identification Number or Social Security Number)

By Facsimile:				By Overnight Mail:
(Eligible Institutions Only):		By Mail:		Computershare Trust Company, N.A.
(617) 360-6810		Computershare Trust Company, N.A.		c/o Computershare Inc.
To Confirm Facsimile:	or	P.O. Box 43011	or	250 Royall Street, Suite V
(Eligible Institutions Only):		Providence, RI 02940-3011		Canton, MA 02021
(781) 575-2332		Attn: Corporate Actions Voluntary Offer		Attn: Corporate Actions Voluntary Offer